EXHIBIT 3.1

                               [ S P E C I M E N ]


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                              VALUESTAR CORPORATION

NUMBER _____                                                 SHARES_____________


              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO


                                  COMMON STOCK



This Certifies that  ___________________________________________ is the owner of
______________________ FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.00025 PAR VALUE, OF VALUESTAR CORPORATION (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation nad the facsimile signatures of its duly authorized officers.

Date: _________



____________________                                        ____________________
SECRETARY                                                   PRESIDENT


                                     (SEAL)
                                                                  Countersigned:

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